[Alternative Construction Technologies Corporation LOGO]
1900 S Harbor City Blvd. Suite 315
Melbourne, Fl 32901
321-308-0834-321-308-0320 Fax

                               Summary Agreement
                                    Between
               Alternative Construction Technologies Corporation
                                      and
                             Phoenix Metals Company

This document has been designed to summarize the verbal agreement between Alternative Construction Technologies Corporation ("ACT") a subsidiary of Alternative Construction Company, Inc. and Phoenix Metals Company ("Phoenix").

Phoenix supplies ACT with steel for the manufacturing of structural insulated panels ("SIP"s).

Phoenix has given ACT a $500,000 credit line with terms of net 30. There are no other special terms associated with this verbal agreement.

AGREED BY


/s/ Illegible
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Phoenix Metals Company